EXHIBIT 5.1




                                          July 15, 2005

FUTURA PICTURES, INC.
17337 Ventura Boulevard, Suite 208
Encino, California 91316

Re:      FUTURA PICTURES, INC. (THE "COMPAY")
         REGISTRATION ON FORM SB-2, SECOND AMENDMENT

Gentlemen:

My opinion has been requested in connection with this registration of up to 3,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company which are to be offered by the Company on a best efforts basis. The Common Stock is being registered in the registration statement on Form SB-2, Second Amendment to be filed by you with the Securities and Exchange Commission ("SEC") on or about July 13, 2005 (the "Second Amendment") to which this opinion will be appended as an exhibit.

I have examined originals or copies of those corporate, records and documents I considered appropriate and relevant. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. Based on and subject to the above, it is my opinion that:

The Common Stock being offered and sold by the Company pursuant to the Registration Statement has been duly authorized and, when issued and sold by the Company in the manner prescribed by the Registration Statement, will be legally issued, fully paid and non-assessable.

I am a member of the Bar of the State of California and I do not express any opinion herein concerning any law other than the law of the State of California , the corporate law of the State of Delaware and the federal law of the United States.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                          Sincerely,


                                          /s/ L. Stephen Albright
                                          -------------------------
                                          L. STEPHEN ALBRIGHT,
                                          ATTORNEY AT LAW